Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630, 333-159796, 333-182198, 333-204666, 333-218561, 333-249859, 333-260962 and 333-265472) of Devon Energy Corporation of our report dated February 27, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of Coterra Energy Inc., which is incorporated by reference in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 7, 2026